EXHIBIT 2

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the Nasdaq National Market System.

Date	Type	Price	Shares
6/1/2009	Purchase	$10.8267	600
6/2/2009	Purchase	10.9580	1000
6/3/2009	Purchase	10.9920	3500
6/4/2009	Purchase	10.672	415
6/5/2009	Purchase	10.5601	1839
6/8/2009	Purchase	10.59	2
6/8/2009	Purchase	10.60	1
6/8/2009	Purchase	10.65	4
6/8/2009	Purchase	10.80	400
6/8/2009	Purchase	10.84	60
6/8/2009	Purchase	10.85	940
6/8/2009	Purchase	10.90	493
6/8/2009	Purchase	10.92	300
6/9/2009	Purchase	10.235	100
6/9/2009	Purchase	10.24	100
6/9/2009	Purchase	10.25	7
6/9/2009	Purchase	10.29	100
6/9/2009	Purchase	10.33	100
6/9/2009	Purchase	10.34	100
6/9/2009	Purchase	10.35	100
6/9/2009	Purchase	10.40	500
6/9/2009	Purchase	10.44	100
6/9/2009	Purchase	10.45	400
6/17/2009	Purchase	10.85	15
6/17/2009	Purchase	10.90	100
6/17/2009	Purchase	10.91	9
6/17/2009	Purchase	10.92	291
6/18/2009	Purchase	11.00	102
6/23/2009	Purchase	10.4	200
6/23/2009	Purchase	10.4375	100
6/23/2009	Purchase	10.50	1000
6/23/2009	Purchase	10.525	500
6/23/2009	Purchase	10.54	300
6/23/2009	Purchase	10.55	1000
6/23/2009	Purchase	10.65	100

Date	Type	Price	Shares
6/23/2009	Purchase	$10.73	177
6/23/2009	Purchase	10.74	600
6/23/2009	Purchase	10.75	223
6/23/2009	Purchase	10.95	300
6/25/2009	Purchase	10.40	400
6/25/2009	Purchase	10.60	4600
6/29/2009	Purchase	10.70	610
6/29/2009	Purchase	10.71	100
6/29/2009	Purchase	10.72	290
7/1/2009	Purchase	10.70	7
7/1/2009	Purchase	10.85	137
7/1/2009	Purchase	10.94	300
7/1/2009	Purchase	10.99	100
7/1/2009	Purchase	11.00	793
7/7/2009	Purchase	10.76	100
7/7/2009	Purchase	10.78	300
7/10/2009	Purchase	10.97	200
7/10/2009	Purchase	10.98	400